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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of TriNet Corporate Realty Trust, Inc. on Form S-3 (File No. 333-19137), Form S-3 (File No. 33-79746), Form S-8 (File No. 33-79748) and Form S-8 (File No. 333-02222) of our report dated January 24, 1997, on our audits of the consolidated financial statements and financial statement schedule of TriNet Corporate Realty Trust, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                        COOPERS & LYBRAND L.L.P.



San Francisco, California
March 7, 1997